Lateral Media, Inc. Announces Ticker Symbol Change

BEVERLY HILLS, CA.—(February 6, 2009)— In addition to its previously disclosed name change from Asianada, Inc. to Lateral Media, Inc., effective immediately, Lateral Media, Inc.’s common stock will be quoted on the OTC Bulletin Board under the new trading symbol LTLM.OB.

Lateral Media’s strategic focus is acquiring various types of companies in performance marketing and online publishing. Lateral Media will attempt to accomplish this by utilizing the combined strengths of its media industry relationships and expertise of its officers and directors, including Jeffrey Schwartz, as Chairman and CEO of Lateral Media and Robert Ellin, Partner, Trinad Capital.

About Lateral Media, Inc.

Lateral Media is a development stage company whose mission is to build a unique combination of online publishing and performance marketing companies through asset acquisition, merger, exchange of capital stock, or other business combination with domestic or foreign businesses. For more information, please visit www.lateralmediagroup.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Lateral Media. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Lateral Media’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic conditions; geopolitical events and regulatory changes; requirements or changes adversely affecting the businesses in which Lateral Media will be engaged; demand for the products and services that Lateral Media provides, as well as other relevant risks detailed in Lateral Media's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Lateral Media assumes no obligation to update the information contained in this press release.

For More Information
Please Contact:
Michael Saltzman
Saltzman Communications
(310) 2715789 or  Michael@Saltzmanpr.com